UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2005

GTC BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-21794 (Commission File Number)	04-3186494 (IRS Employer Identification No.)
175 CROSSING BOULEVARD FRAMINGHAM, MASSACHUSETTS 01702 (Address of Principal Executive Offices) (Zip Code)
(508) 620-9700 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 29, 2005, GTC Biotherapeutics, Inc. (the “Company”) expanded our term loan with GE Capital which allowed us to draw down an additional $2.4 million in December 2005 which will be used to refinance the note due to Genzyme Corporation which the Company intends to pay off in early 2006. The additional amount borrowed from GE Capital will be re-paid over three years through January 2009 with monthly payments of principal and interest of approximately $78,000. The loan carries a 10.79% interest rate and is secured by the same collateral as the existing loan with GE Capital.

Including the proceeds from this financing, the Company ended the year 2005 with approximately $36 million of cash and marketable securities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GTC BIOTHERAPEUTICS, INC.

Dated: January 3, 2006                                  By: /s/ John B. Green
                                  John B. Green
           Senior Vice President and
           Chief Financial Officer

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